UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

NovaCopper Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-35447	98-1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 2300, 200 Granville Street
Vancouver, British Columbia
Canada, V6C 1S4
(Address of principal executive offices, including zip code)

(604) 638-8088
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 7.01	Regulation FD Disclosure

On February 5, 2013, the Company issued a press release entitled “NovaCopper adds Inferred Resources Containing an Estimated 2.4 Billion Pounds of High-Grade Copper from the South Reef Zone at its Bornite Project in Alaska” The press release is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

NovaCopper released the results of an initial NI 43-101 compliant resource estimate for the South Reef zone of the Bornite deposit for its Upper Kobuk Mineral Projects (“UKMPs”) located in the Ambler mining district of Northwest Alaska.

At the base case 1.0% copper cutoff grade, the South Reef zone is estimated to contain an Inferred Resource of 43.1 million tonnes at 2.54% copper or 2.4 billion pounds of contained copper. This is the second resource estimate for the Bornite Project. On July 18, 2012, the Company released an initial resource estimate for the Ruby Creek zone of the Bornite Project announcing an Indicated Mineral Resource of 6.8M tonnes at 1.19% Cu (179 million pounds of copper) and an Inferred Resource of 47.7M tonnes at 0.84% Cu (883 million pounds of copper) at a 0.5% Cu cut-off grade. The South Reef zone is located approximately 500 metres southeast of the Ruby Creek zone.

Table 1. Bornite Project – South Reef Zone Mineral Resource Estimate

	Inferred
Cutoff % Cu	Tonnes (millions)	Grade % Cu	Pounds (millions)
0.5	104.3	1.46	3,344
1.0	43.1	2.54	2,409
1.5	28.8	3.21	2,037
2.0	25.0	3.44	1,896
2.5	21.7	3.61	1,730
3.0	16.0	3.92	1,382
3.5	9.5	4.38	916
4.0	4.9	4.99	543
  Base Case is 1.0% Cu cut-off grade.
  Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.
  Mineral resources at a 1.0% cutoff are considered as potentially economically viable in an underground mining scenario based on an assumed projected copper price of US$2.75 per lb and total site operating costs of US$60 per tonne.
  Mineral resource tonnage and contained metal have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding.
  The above table refers to “inferred resources”. We advise United States investors that this term is not recognized by the SEC. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. United States investors are cautioned not to assume that estimates of inferred mineral resources exist, are economically minable, or will be upgraded into measured or indicated mineral resources. See “Cautionary Note to United States Investors”.

The South Reef resource model was developed using a total of 42 drill holes, including 29 holes drilled by the Company during the 2011 and 2012 drilling campaigns, and 13 holes drilled by Kennecott. Six of the Kennecott’s historic holes that intersected appreciable zones of copper mineralization were re-logged and re-assayed by NovaCopper for use in the estimation.

The mineral resource estimate for South Reef has been generated from drill hole sample assay results and the interpretation of a geologic model that relates to the spatial distribution of copper in the deposit. Grade estimates are made using ordinary kriging using sample data composited to 1 metre intervals into model blocks measuring 5 x 5 x 5 metres. The effects of potentially anomalous high-grade samples has been controlled through a combination of top-cutting and outlier limitations, which limit the distance of influence during grade estimation. Resources have been classified by their proximity to sample locations and are reported according to the CIM standards for Mineral Resources and Mineral Reserves.

Mineralization in the South Reef zone is hosted by Devonian age carbonate rocks containing broad zones of silica-dolomite alteration and associated sulfide mineralization including bornite, chalcopyrite and chalcocite occurring as disseminations and vein stockworks, crackle and mosaic breccia fill and locally massive to semi-massive replacement bodies. The resource remains open to expansion to the north, northwest, northeast and southwest. The overall South Reef mineralized zone roughly defines an area measuring 800 metres by 250 metres based on the current drilling results

Erin Workman, P.Geo., Director of Technical Services for NovaCopper, is a qualified person as defined by NI 43-101 and has reviewed and accepts responsibility for the technical information contained herein. Mr. Bruce Davis, FAusIMM, the president of BD Resource Consulting, Inc. and Mr. Robert Sim, P.Geo. of Sim Geological Inc., are independent “qualified persons”, within the meaning of National Instrument 43-101, Standards of Disclosure for Mineral Projects (NI 43-101) and are responsible for the mineral resource estimates at the Bornite deposit.

Cautionary Note to United States Investors

The information in this report has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this report have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC"), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1

Press release of NovaCopper Inc. dated February 5, 2013 entitled “NovaCopper adds Inferred Resources Containing an Estimated 2.4 Billion Pounds of High-Grade Copper from the South Reef Zone at its Bornite Project in Alaska”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVACOPPER INC.

Dated: February 6, 2013	By:	/s/ Elaine Sanders
Elaine M. Sanders,Chief Financial Officer